UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2015

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)
555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 626-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

The shareholders of Rush Enterprises, Inc. (the “Company”) considered a shareholder proposal at the Company’s 2015 Annual Meeting of Shareholders to adopt a recapitalization plan that would eliminate the Company’s dual-class capital structure and provide that each outstanding share of common stock has one vote. The shareholder proposal was defeated by a majority vote of the Company’s shareholders present and voting at the meeting. In light of the shareholder vote and feedback received discussing this issue with a number of its shareholders, the Company has investigated alternatives that would allow it to eliminate the Company’s dual-class capital structure and remain in compliance with the Company’s Dealer Sales and Service Agreements (as amended and in effect today, the “Dealer Agreements”) with Peterbilt Motors Company, a division of PACCAR Inc. (“PACCAR”), which require the “Dealer Principals” to maintain a specified percentage of voting interest in the Company (“Beneficial Ownership Requirements”).

One of the alternatives the Company investigated was a possible proposal to amend its Articles of Incorporation to allow holders of the Company’s Class B Common Stock to elect at their option to convert their Class B Common Stock into shares of the Company’s Class A Common Stock on a share-for-share basis. In order to address concerns that such an amendment to its Articles of Incorporation would violate the NASDAQ Stock Market’s voting rights policy (Rule 5640 and IM-5640), the Company proposed various safeguards, and in addition, the Company reached out to NASDAQ to discuss alternative safeguards. Following several conversations with NASDAQ, the Company was informed that the proposal to amend its Articles of Incorporation to allow holders of the Company’s Class B Common Stock to elect at their option to convert their Class B Common Stock into shares of the Company’s Class A Common Stock on a share-for-share basis would violate NASDAQ’s voting rights policy regardless of the safeguards proposed.

The Company intends to continue to explore alternatives to eliminate its dual-class capital structure while remaining in compliance with the Beneficial Ownership Requirements of the Dealer Agreements, including continuing discussions with PACCAR to modify the Beneficial Ownership Requirements. There can be no assurance that PACCAR will agree to modify the Beneficial Ownership Requirements in a manner that would allow the Company to eliminate the Company’s dual-class capital structure or that the Company’s shareholders would approve elimination of the dual-class capital structure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC. By: /s/ Steven L. Keller Steven L. Keller Senior Vice President, Chief Financial Officer, and Treasurer

Dated: September 3, 2015